SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934

                       Date of Report:  April 13, 2000
                      (Date of earliest event reported)

                                PAYCHEX, INC.
           (Exact name of registrant as specified in its charter)

        DELAWARE               0-11330                   16-1124166
(State of incorporation)     (Commission               (IRS Employer
                             File Number)           Identification Number)

911 PANORAMA TRAIL SOUTH, ROCHESTER, NEW YORK            14625-0397
(Address of principal executive offices)                 (Zip Code)

                                (716)385-6666
            (Registrant's telephone number, including area code)


ITEM 5.  OTHER EVENTS

The registrant announced that the Board of Directors declared a 3-for-2 stock split, payable May 22, 2000 to stockholders of record on May 12,2000 and declared a regular quarterly dividend of $.09 per share payable May 15, 2000 to shareholders of record May 1, 2000. The registrant's press release dated April 13, 2000 is attached.

                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        PAYCHEX, INC.

Date:     April 14, 2000                /s/ B. Thomas Golisano
                                        -----------------------
                                        B. Thomas Golisano
                                        Chairman, President and
                                        Chief Executive Officer

Date:     April 14, 2000                /s/ John M. Morphy
                                        -----------------------
                                        John M. Morphy
                                        Vice President, Chief
                                        Financial Officer and
                                        Secretary


FOR IMMEDIATE RELEASE

	       John Morphy, Chief Financial Officer
	       Paychex, Inc.      716-385-6666
	          or
	       Jan Shuler
	       Paychex, Inc.      716-383-3406

            PAYCHEX DECLARES 3-FOR-2 STOCK SPLIT
                ANNOUNCES QUARTERLY DIVIDEND


          ROCHESTER, N.Y., April 13, 2000 - Today the Board of Directors of Paychex, Inc. (NASDAQ-PAYX) declared a 3-for-2 stock split, payable May 22, 2000 to shareholders of record on May 12, 2000. In addition, the Board has also declared a regular quarterly dividend of $.09 per share payable May 15, 2000 to shareholders of record May 1, 2000. The regular dividend is payable prior to the payment date of the stock split.

          Paychex, Inc. is a national provider of payroll processing, human resource and benefits outsourcing solutions for small to medium-sized businesses. The company is a leading U.S. payroll processor with a comprehensive product offering including payroll tax returns, direct deposit and other payroll services. The human resource and benefits outsourcing services include a professional employer organization ("PEO"), 401(k) recordkeeping, section 125 cafeteria plans and employee handbooks.

          Paychex, Inc. was founded in 1971. Headquartered in Rochester, New York, the company has over 100 locations and serves more than 345,000 clients nationwide.